RYAN SPECIALTY REPORTS SECOND QUARTER 2023 RESULTS

- Total Revenue grew 19.1% year-over-year to $585.1 million -

- Organic Revenue Growth Rate of 16.1% year-over-year -

- Net Income of $83.8 million, or $0.26 per diluted share -

- Adjusted EBITDAC grew 16.9% year-over-year to $194.2 million -

- Adjusted Net Income increased 16.2% year over year to $123.7 million, or $0.45 per diluted share -

AUGUST 3, 2023 | CHICAGO, IL — Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the “Company”), a leading international specialty insurance firm, today announced results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights

•
Revenue grew 19.1% year-over-year to $585.1 million, compared to $491.3 million in the prior-year period
•
Organic Revenue Growth Rate* was 16.1% for the quarter, compared to 22.3% in the prior-year period
•
Net Income grew 19.5% year-over-year to $83.8 million, compared to $70.1 million in the prior-year period. Diluted Earnings per Share was $0.26
•
Adjusted EBITDAC* increased 16.9% to $194.2 million, compared to $166.1 million in the prior-year period
•
Adjusted EBITDAC Margin* of 33.2%, compared to 33.8% in the prior-year period
•
Adjusted Net Income* increased 16.2% to $123.7 million, compared to $106.4 million in the prior-year period
•
Adjusted Diluted Earnings per Share* increased 15.4% to $0.45, compared to $0.39 in the prior-year period

“We delivered another excellent quarter of strong double-digit growth in organic revenue, adjusted EBITDAC and adjusted net income. Our demonstrated skill, unparalleled expertise and differentiated platform continue to enable us to outperform while adding value for our clients and trading partners,” said Patrick G. Ryan, Founder, Chairman and Chief Executive Officer of Ryan Specialty. “We executed in all facets of our business in the quarter, generating broad-based growth across our Specialties, announcing several key acquisitions – including our first in the employee benefits space – and making solid progress on our ACCELERATE 2025 program. We are pleased with our efforts in the first half of the year and remain confident that 2023 will be another strong year for our firm. With our focus on growth and our ability to execute, we remain well positioned to generate sustainable and profitable growth.”

Summary of Second Quarter 2023 Results

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(in thousands, except percentages and per share data)	2023	2022	$	%	2023	2022	$	%
GAAP financial measures
Total revenue	$585,149	$491,292	$93,857	19.1%	$1,042,748	$878,182	$164,566	18.7%
Compensation and benefits	352,360	310,058	42,302	13.6	660,082	584,331	75,751	13.0
General and administrative	81,608	48,495	33,113	68.3	133,307	90,860	42,447	46.7
Total operating expenses	462,309	385,764	76,545	19.8	849,821	729,267	120,554	16.5
Operating income	122,840	105,528	17,312	16.4	192,927	148,915	44,012	29.6
Net income	83,817	70,120	13,697	19.5	120,274	88,196	32,078	36.4
Net income attributable to Ryan Specialty Holdings, Inc.	30,078	24,501	5,577	22.8	43,238	31,412	11,826	37.6
Compensation and benefits expense ratio (1)	60.2%	63.1%			63.3%	66.5%
General and administrative expense ratio (2)	13.9%	9.9%			12.8%	10.3%
Net income margin (3)	14.3%	14.3%			11.5%	10.0%
Earnings per share (4)	$0.27	$0.23			$0.39	$0.30
Diluted earnings per share (4)	$0.26	$0.22			$0.37	$0.28
Non-GAAP financial measures*
Organic revenue growth rate	16.1%	22.3%			14.6%	21.3%
Adjusted compensation and benefits expense	$329,641	$280,827	$48,814	17.4%	$615,526	$522,157	$93,369	17.9%
Adjusted compensation and benefits expense ratio	56.3%	57.2%			59.0%	59.5%
Adjusted general and administrative expense	$61,347	$44,390	$16,957	38.2%	$108,046	$82,690	$25,356	30.7%
Adjusted general and administrative expense ratio	10.5%	9.0%			10.4%	9.4%
Adjusted EBITDAC	$194,161	$166,075	$28,086	16.9%	$319,176	$273,335	$45,841	16.8%
Adjusted EBITDAC margin	33.2%	33.8%			30.6%	31.1%
Adjusted net income	$123,727	$106,449	$17,278	16.2%	$195,512	$171,214	$24,298	14.2%
Adjusted net income margin	21.1%	21.7%			18.7%	19.5%
Adjusted diluted earnings per share	$0.45	$0.39			$0.72	$0.63

* For a definition and a reconciliation of Organic revenue growth rate, Adjusted compensation and benefits expense, Adjusted compensation and benefits ratio, Adjusted general and administrative expense, Adjusted general and administrative expense ratio, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted net income, Adjusted net income margin, and Adjusted diluted earnings per share to the most directly comparable GAAP measure, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

(1)
Compensation and benefits expense ratio is defined as Compensation and benefits divided by Total revenue.
(2)
General and administrative expense ratio is defined as General and administrative expense divided by Total revenue.
(3)
Net income margin is defined as Net income divided by Total revenue.
(4)
See “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements.

Second Quarter 2023 Review*

Total revenue for the second quarter of 2023 was $585.1 million, an increase of 19.1% compared to $491.3 million in the prior-year period. This increase was primarily due to continued solid Organic revenue growth of 16.1%, driven by new client wins and expanded relationships with existing clients, coupled with continued expansion of the E&S market, revenue from acquisitions completed within the trailing twelve months ended June 30, 2023, and increased Fiduciary investment income. The largest growth factor in the quarter was our property portfolio across our three specialties, driven by an increase in the pricing for property insurance as well as an increase in the flow of property risks into the E&S market.

Total operating expenses for the second quarter of 2023 were $462.3 million, a 19.8% increase compared to the prior-year period. Compensation and benefits expense increased compared to the prior year, which is heavily correlated to revenue growth, offset by a decline in Acquisition related long-term incentive compensation as the final payments related to the All Risks LTIP plan were made in Q3 2022, and IPO related compensation as time passes and awards vest. General and administrative expense also increased compared to the prior-year period due to revenue growth, continued normalization of business travel and client entertainment, and an increase to Restructuring and related expenses associated with ACCELERATE 2025.

Net income for the second quarter of 2023 increased 19.5% to $83.8 million, compared to $70.1 million in the prior-year period. The increase was mainly due to strong year-over-year revenue growth, lower IPO related charges, which were partially offset by higher Restructuring and related expenses. Diluted earnings per share for the first quarter of 2023 was $0.26, compared to $0.22 in the prior-year period.

Adjusted EBITDAC grew 16.9% to $194.2 million from $166.1 million in the prior-year period. Adjusted EBITDAC margin for the quarter was 33.2%, compared to 33.8% in the prior-year period. The increase in Adjusted EBITDAC was driven primarily by solid revenue growth and higher Fiduciary investment income, partially offset by increased Adjusted compensation and benefits expense, as well as higher Adjusted general and administrative expense.

Adjusted net income for the first quarter of 2023 increased 16.2% to $123.7 million, compared to $106.4 million in the prior-year period. Adjusted net income margin was 21.1%, compared to 21.7% in the prior-year period. Adjusted diluted earnings per share for the first quarter of 2023 increased 15.4% to $0.45, compared to $0.39 in the prior-year period.

* For the definition of each of the non-GAAP measures referred to above, as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

Second Quarter 2023 Revenue by Specialty

Growth in Net commissions and fees in all specialties was primarily driven by solid organic growth.

	Three Months Ended June 30,
(in thousands, except percentages)	2023	% of total	2022	% of total	Change
Wholesale Brokerage	$381,616	66.6%	$329,225	67.2%	$52,391	15.9%
Binding Authorities	69,775	12.2	59,751	12.2	10,024	16.8
Underwriting Management	121,629	21.2	101,251	20.6	20,378	20.1
Total Net commissions and fees	$573,020		$490,227		$82,793	16.9%

	Six Months Ended June 30,
(in thousands, except percentages)	2023	% of total	2022	% of total	Change
Wholesale Brokerage	$667,466	65.4%	$574,051	65.5%	$93,415	16.3%
Binding Authorities	139,301	13.7	122,744	14.0	16,557	13.5
Underwriting Management	213,766	20.9	180,113	20.5	33,653	18.7
Total Net commissions and fees	$1,020,533		$876,908		$143,625	16.4%

Liquidity and Financial Condition

As of June 30, 2023, the Company had Cash and cash equivalents of $966.0 million and outstanding debt principal of $2.0 billion.

Full Year 2023 Outlook*

The Company is updating its full year 2023 outlook for Organic Revenue Growth Rate and maintaining its full year 2023 outlook for Adjusted EBITDAC Margin as follows:

•
Organic Revenue Growth Rate guidance for full year 2023 to be between 13.0% – 14.5%, compared to the Company's prior guidance of 10.5% – 13.0%
•
Adjusted EBITDAC Margin guidance for full year 2023 to be between 29.0% – 30.0%

The Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.

* For a definition of Organic revenue growth rate and Adjusted EBITDAC margin, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

Conference Call Information

Ryan Specialty will host a conference call today at 5:00 PM ET to discuss these results. A live audio webcast of the conference call will be available on the Company’s website at ryanspecialty.com in its Investors section.

The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available on the Company’s website at ryanspecialty.com in its Investors section for one year following the call.

About Ryan Specialty

Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty provides distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents, and carriers. Learn more at ryanspecialty.com.

Forward-Looking Statements

All statements in this release and in the corresponding earnings call that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results, its plans, anticipated amount and timing of cost savings relating to the ACCELERATE 2025 program, or its plans and objectives for future operations, growth initiatives, or strategies and the statements under the caption “Full Year 2023 Outlook” are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange Commission (“SEC”) that include, but are not limited to: the Company’s potential failure to develop a succession plan for the senior management team, including Patrick G. Ryan; the Company’s failure to recruit and retain revenue producers; the impact of breaches in security that cause significant system or network disruptions; the impact of improper disclosure of confidential, personal or proprietary data; the potential loss of the Company’s relationships with insurance carriers or its clients, becoming dependent upon a limited number of insurance carriers or clients or the failure to develop new insurance carrier and client relationships; the potential that the Company’s underwriting models contain errors or are otherwise ineffective; any damage to the Company’s reputation; the Company's failure to achieve the intended results of our restructuring program, ACCELERATE 2025; any failure to maintain the valuable aspects of our Company’s culture; the Company's inability to successfully recover upon experiencing a disaster or other business continuity problem; the impact of third parties that perform key functions of the Company's business operations acting in ways that harm our business; the cyclicality of, and the economic conditions in, the markets in which the Company operates; conditions that result in reduced insurer capacity; significant competitive pressures in each of the Company’s businesses; decreases in the premiums or commission rates set by insurers, or actions by insurers seeking repayment of commissions; decreases in the amounts of supplemental or contingent commissions the Company receives; the Company’s inability to collect its receivables; decreases in current market share as a result of disintermediation within the insurance industry; impairment of goodwill; the impact on our operations and financial condition from the effects of a pandemic or the outbreak of a contagious disease and resulting governmental and societal responses; the inability to maintain rapid growth or to generate sufficient revenue to achieve and maintain profitability; the impact if the Company’s MGU programs are terminated or changed; the risks associated with the evaluation of potential acquisitions and the integration of acquired businesses as well as introduction of new products, lines of business and markets; the occurrence of natural or man-made disasters; being subject to E&O claims as well as other contingencies and legal proceedings; not being able to generate sufficient cash flow to service all of the Company’s indebtedness and being forced to take other actions to satisfy its obligations under such indebtedness; the impact of being unable to refinance the Company’s indebtedness; and risks relating to the Company's organizational structure that could result in conflicts of interest between the holders of the LLC units and the holders of our Class A common stock.

For more detail on the risk factors that may affect the Company’s results, see the section entitled ‘‘Risk Factors’’ in our most recent annual report on Form 10-K filed with the SEC, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Non-GAAP Financial Measures and Key Performance Indicators

In assessing the performance of the Company’s business, non-GAAP financial measures are used that are derived from the Company’s consolidated financial information, but which are not presented in the Company’s consolidated financial statements prepared in accordance with GAAP. The Company considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization, and certain other items that the Company believes are not representative of its core business. The Company uses the following non-GAAP measures for business planning purposes, in measuring performance relative to that of its competitors, to help investors to understand the nature of the Company's growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the audited consolidated financial statements in our Annual Report on form 10-K filed with the SEC. Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way and may not make identical adjustments.

Organic revenue growth rate: Organic revenue growth rate is defined as the percentage change in Total revenue, as compared to the prior-year period, adjusted for revenue attributable to acquisitions during their first 12 months of the Company’s ownership, and other adjustments such as contingent commissions, Fiduciary investment income, and the impact of changes in foreign exchange rates. The most directly comparable GAAP financial metric is Total revenue growth rate.

Adjusted compensation and benefits expense: Adjusted compensation and benefits expense is defined as Compensation and benefits expense adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and benefits expense.

Adjusted general and administrative expense: Adjusted general and administrative expense is defined as General and administrative expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and administrative expense.

Adjusted compensation and benefits expense ratio: Adjusted compensation and benefits expense ratio is defined as the Adjusted compensation and benefits expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is Compensation and benefits expense ratio.

Adjusted general and administrative expense ratio: Adjusted general and administrative expense ratio is defined as the Adjusted general and administrative expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is General and administrative expense ratio.

Adjusted EBITDAC: Adjusted EBITDAC is defined as Net income before Interest expense, net, Income tax expense, Depreciation, Amortization, and Change in contingent consideration, adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition-related expenses, and (iii) other exceptional or non-recurring items, as applicable. Acquisition-related expense includes one-time diligence, transaction-related, and integration costs. Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions. In 2023, Restructuring and related expense consists of compensation and benefits, occupancy, contractors, professional services, and license fees related to the ACCELERATE 2025 program. The compensation and benefits expense included severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 4, Restructuring” of the unaudited quarterly consolidated financial statements for further discussion of ACCELERATE 2025. The remaining costs that preceded the restructuring plan were associated with professional services costs related to program design and licensing costs. In 2022, Restructuring and related expense represent costs associated with the 2020 restructuring plan. Amortization and expense consists of charges related to discontinued prepaid incentive programs. For the three months ended June 30, 2023, Other non-operating loss (income) consisted of sublease income offset TRA contractual interest. For the three months ended June 30, 2022, Other non-operating loss (income) includes a change in the TRA liability caused by an update in our blended state tax rates. For the six months ended June 30, 2023, Other non-operating loss (income) included sublease income offset by TRA contractual interest. For the six months ended June 30, 2022, Other non-operating loss (income) included a charge related to the change in the TRA liability caused by a change in our blended state tax rates. Equity-based compensation reflects non-cash equity-based expense. IPO related expenses include general and administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax, and accounting advisory services and compensation-related expense primarily related to the revaluation of existing equity awards at IPO as well as expense for new awards issued at IPO. Total revenue less Adjusted compensation and benefits expense and Adjusted general and administrative expense is equivalent to Adjusted EBITDAC. For a breakout of compensation and general and administrative costs for each addback refer to the Adjusted compensation and benefits expense and Adjusted general and administrative expense tables below. The most directly comparable GAAP financial metric to Adjusted EBITDAC is Net income.

Adjusted EBITDAC margin: Adjusted EBITDAC margin is defined as Adjusted EBITDAC as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.

Adjusted net income: Adjusted net income is defined as tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with our Initial Public Offering (the “IPO”), and certain exceptional or non-recurring items. The Company will be subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of Ryan Specialty, LLC (together with its parent New Ryan Specialty, LLC and their subsidiaries, the “LLC”). For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of the Company's adjusted pre-tax income as if the Company owned 100% of Ryan Specialty, LLC. The most directly comparable GAAP financial metric is Net income.

Adjusted net income margin: Adjusted net income margin is defined as Adjusted net income as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.

Adjusted diluted earnings per share: Adjusted diluted earnings per share is defined as Adjusted net income divided by diluted shares outstanding after adjusting for the effect if 100% of the outstanding non-voting common interest units of New Ryan Specialty, LLC (“LLC Common Units”), together with the shares of Class B common stock, were exchanged into shares of Class A common stock and the effect of unvested equity awards. The most directly comparable GAAP financial metric is Diluted earnings per share.

The reconciliation of the above non-GAAP measures to each of their most directly comparable GAAP financial measure is set forth in the reconciliation table accompanying this release.

With respect to the Organic revenue growth rate and Adjusted EBITDAC margin outlook presented in the “Full Year 2023 Outlook” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.

Contacts:

Investor Relations Nicholas Mezick Director, Investor Relations Ryan Specialty IR@ryanspecialty.com Phone: (312) 784-6152	Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryanspecialty.com Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages and per share data)	2023	2022	2023	2022
Revenue
Net commissions and fees	$573,020	$490,227	$1,020,533	$876,908
Fiduciary investment income	12,129	1,065	22,215	1,274
Total revenue	$585,149	$491,292	$1,042,748	$878,182
Expenses
Compensation and benefits	352,360	310,058	660,082	584,331
General and administrative	81,608	48,495	133,307	90,860
Amortization	24,368	26,233	49,553	52,896
Depreciation	2,177	1,229	4,369	2,440
Change in contingent consideration	1,796	(251)	2,510	(1,260)
Total operating expenses	$462,309	$385,764	$849,821	$729,267
Operating income	$122,840	$105,528	$192,927	$148,915
Interest expense, net	28,881	24,846	58,349	46,598
Loss (income) from equity method investment in related party	(1,616)	16	(3,611)	558
Other non-operating loss (income)	108	(622)	(30)	6,898
Income before income taxes	$95,467	$81,288	$138,219	$94,861
Income tax expense	11,650	11,168	17,945	6,665
Net income	$83,817	$70,120	$120,274	$88,196
GAAP financial measures
Revenue	$585,149	$491,292	$1,042,748	$878,182
Compensation and benefits	352,360	310,058	660,082	584,331
General and administrative	81,608	48,495	133,307	90,860
Net income	83,817	70,120	120,274	88,196
Compensation and benefits expense ratio	60.2%	63.1%	63.3%	66.5%
General and administrative expense ratio	13.9%	9.9%	12.8%	10.3%
Net income margin	14.3%	14.3%	11.5%	10.0%
Earnings per share	$0.27	$0.23	$0.39	$0.30
Diluted earnings per share	$0.26	$0.22	$0.37	$0.28

Non-GAAP Financial Measures (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages and per share data)	2023	2022	2023	2022
Non-GAAP financial measures
Organic revenue growth rate	16.1%	22.3%	14.6%	21.3%
Adjusted compensation and benefits expense	$329,641	$280,827	$615,526	$522,157
Adjusted compensation and benefits expense ratio	56.3%	57.2%	59.0%	59.5%
Adjusted general and administrative expense	$61,347	$44,390	$108,046	$82,690
Adjusted general and administrative expense ratio	10.5%	9.0%	10.4%	9.4%
Adjusted EBITDAC	$194,161	$166,075	$319,176	$273,335
Adjusted EBITDAC margin	33.2%	33.8%	30.6%	31.1%
Adjusted net income	$123,727	$106,449	$195,512	$171,214
Adjusted net income margin	21.1%	21.7%	18.7%	19.5%
Adjusted diluted earnings per share	$0.45	$0.39	$0.72	$0.63

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	June 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$965,987	$992,723
Commissions and fees receivable – net	301,030	231,423
Fiduciary cash and receivables	3,327,695	2,611,647
Prepaid incentives – net	8,002	8,584
Other current assets	56,656	49,690
Total current assets	$4,659,370	$3,894,067
NON-CURRENT ASSETS
Goodwill	1,379,100	1,314,984
Other intangible assets	493,859	486,444
Prepaid incentives – net	18,008	20,792
Equity method investment in related party	43,762	38,514
Property and equipment – net	32,539	31,271
Lease right-of-use assets	136,457	143,870
Deferred tax assets	415,070	396,814
Other non-current assets	57,632	56,987
Total non-current assets	$2,576,427	$2,489,676
TOTAL ASSETS	$7,235,797	$6,383,743
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	95,923	119,022
Accrued compensation	337,455	350,369
Operating lease liabilities	19,142	22,744
Tax Receivable Agreement liabilities	16,697	—
Short-term debt and current portion of long-term debt	30,587	30,587
Fiduciary liabilities	3,327,695	2,611,647
Total current liabilities	$3,827,499	$3,134,369
NON-CURRENT LIABILITIES
Accrued compensation	18,007	10,048
Operating lease liabilities	161,917	151,944
Long-term debt	1,948,786	1,951,900
Deferred tax liabilities	208	562
Tax Receivable Agreement liabilities	310,124	295,347
Other non-current liabilities	25,338	21,761
Total non-current liabilities	$2,464,380	$2,431,562
TOTAL LIABILITIES	$6,291,879	$5,565,931
STOCKHOLDERS' EQUITY
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 115,208,931 and 112,437,825 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively)	115	112
Class B common stock ($0.001 par value; 1,000,000,000 shares authorized, 144,571,839 and 147,214,275 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively)	144	147
Class X common stock ($0.001 par value; 10,000,000 shares authorized, 640,784 shares issued and 0 outstanding at June 30, 2023 and December 31, 2022)	—	—
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2023 and December 31, 2022)	—	—
Additional paid-in capital	452,925	418,123
Retained earnings	97,226	53,988
Accumulated other comprehensive income	8,525	6,035
Total stockholders' equity attributable to Ryan Specialty Holdings, Inc.	$558,935	$478,405
Non-controlling interests	384,983	339,407
Total stockholders' equity	$943,918	$817,812
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,235,797	$6,383,743

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in thousands)	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$120,274	$88,196
Adjustments to reconcile net income to cash flows provided by operating activities:
Loss (income) from equity method investment in related party	(3,611)	558
Amortization	49,553	52,896
Depreciation	4,369	2,440
Prepaid and deferred compensation expense	4,374	18,341
Non-cash equity-based compensation	36,528	43,028
Amortization of deferred debt issuance costs	6,080	5,984
Amortization of interest rate cap premium	3,477	1,159
Deferred income tax expense (benefit)	11,853	(6,866)
Loss on Tax Receivable Agreement	216	7,173
Change (net of acquisitions) in:
Commissions and fees receivable – net	(67,525)	(33,755)
Accrued interest liability	(330)	7,456
Other current assets and accrued liabilities	(31,807)	(5,565)
Other non-current assets and accrued liabilities	11,385	(16,334)
Total cash flows provided by operating activities	$144,836	$164,711
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(5,362)	(6,797)
Business combinations – net of cash acquired and cash held in a fiduciary capacity	(103,927)	—
Repayments of prepaid incentives	15	7
Total cash flows used for investing activities	$(109,274)	$(6,790)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from senior secured notes	—	394,000
Payment of interest rate cap premium	—	(25,500)
Repayment of term debt	(8,250)	(8,250)
Debt issuance costs paid	—	(2,369)
Finance lease and other costs paid	—	(18)
Payment of contingent consideration	(4,477)	(6,241)
Tax distributions to LLC Unitholders	(34,529)	(26,222)
Receipt of taxes related to net share settlement of equity awards	1,895	1,062
Taxes paid related to net share settlement of equity awards	(1,895)	(1,062)
Net change in fiduciary liabilities	198,073	54,357
Total cash flows provided by financing activities	$150,817	$379,757
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash held in a fiduciary capacity	(657)	352
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY	$185,722	$538,030
CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY—Beginning balance	1,767,385	1,139,661
CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY—Ending balance	$1,953,107	$1,677,691
Reconciliation of cash, cash equivalents, and cash held in a fiduciary capacity
Cash and cash equivalents	965,987	866,669
Cash held in a fiduciary capacity	987,120	811,022
Total cash, cash equivalents, and cash held in a fiduciary capacity	$1,953,107	$1,677,691

Reconciliation of Organic Revenue Growth Rate to Total Revenue Growth Rate

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total revenue growth rate (GAAP) (1)	19.1%	26.0%	18.7%	25.2%
Less: Mergers and acquisitions (2)	(1.2)	(2.8)	(1.4)	(3.1)
Change in other (3)	(1.8)	(0.9)	(2.7)	(0.8)
Organic revenue growth rate (Non-GAAP)	16.1%	22.3%	14.6%	21.3%

(1)
For the three months ended June 30, 2023, June 30, 2023 revenue of $585.1 million less June 30, 2022 revenue of $491.3 million is a $93.8 million period-over-period change. The change, $93.8 million, divided by the June 30, 2022 revenue of $491.3 million, is a total revenue change of 19.1%. For the three months ended June 30, 2022, June 30 2022 revenue of $491.3 million less June 30, 2021 revenue of $390.0 million is a $101.3 million period-over-period change. The change, $101.3 million, divided by the June 30, 2021 revenue of $390.0 million, is a total revenue change of 26.0%. For the six months ended June 30, 2023, June 30, 2023 revenue of $1,042.7 million less June 30, 2022 revenue of $878.2 million is a $164.5 million period-over-period change. The change, $164.5 million, divided by June 30, 2022 revenue of $878.2 million, is a total revenue change of 18.7%. For the six months ended June 30, 2022, June 30, 2022 revenue of $878.2 million less June 30, 2021 revenue of $701.5 million is a $176.7 million period-over-period change. The change, 176.7 million, divided by the June 30, 2021 revenue of $701.5 million, is a total revenue change of 25.2%.
(2)
The acquisitions adjustment excludes net commission and fees revenue generated during the first 12 months following an acquisition. The total adjustment for the three months ended June 30, 2023 and 2022 was $6.1 million and $11.0 million, respectively. The total adjustment for the six months ended June 30, 2023 and 2022 was $12.2 million and $21.6 million, respectively.
(3)
The other adjustments exclude the period-over-period change in contingent commissions, fiduciary investment income, and foreign exchange rates. The total adjustment for the three months ended June 30, 2023 and 2022 was $8.8 million and $3.7 million, respectively. The total adjustment for the six months ended June 30, 2023 and 2022 was $23.6 million and $6.0 million, respectively.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2023	2022	2023	2022
Total revenue	$585,149	$491,292	$1,042,748	$878,182
Compensation and benefits expense	$352,360	$310,058	$660,082	$584,331
Acquisition-related expense	(769)	(43)	(1,785)	(101)
Acquisition related long-term incentive compensation	(574)	(7,101)	(1,152)	(14,798)
Restructuring and related expense	(1,139)	(547)	(1,869)	(705)
Amortization and expense related to discontinued prepaid incentives	(1,588)	(1,760)	(3,222)	(3,542)
Equity-based compensation	(8,191)	(5,676)	(14,826)	(12,480)
Initial public offering related expense	(10,458)	(14,104)	(21,702)	(30,548)
Adjusted compensation and benefits expense (1)	$329,641	$280,827	$615,526	$522,157
Compensation and benefits expense ratio	60.2%	63.1%	63.3%	66.5%
Adjusted compensation and benefits expense ratio	56.3%	57.2%	59.0%	59.5%
(1)
Adjustments made to Compensation and benefits expense are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2023	2022	2023	2022
Total revenue	$585,149	$491,292	$1,042,748	$878,182
General and administrative expense	$81,608	$48,495	$133,307	$90,860
Acquisition-related expense	(4,232)	(1,600)	(6,406)	(2,051)
Restructuring and related expense	(16,029)	(2,027)	(18,855)	(4,993)
Initial public offering related expense	—	(478)	—	(1,126)
Adjusted general and administrative expense (1)	$61,347	$44,390	$108,046	$82,690
General and administrative expense ratio	13.9%	9.9%	12.8%	10.3%
Adjusted general and administrative expense ratio	10.5%	9.0%	10.4%	9.4%
(1)
Adjustments made to General and administrative expense are described in definition of Adjusted EBITDAC in “Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted EBITDAC to Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2023	2022	2023	2022
Total revenue	$585,149	$491,292	$1,042,748	$878,182
Net income	$83,817	$70,120	$120,274	$88,196
Interest expense, net	28,881	24,846	58,349	46,598
Income tax expense	11,650	11,168	17,945	6,665
Depreciation	2,177	1,229	4,369	2,440
Amortization	24,368	26,233	49,553	52,896
Change in contingent consideration	1,796	(251)	2,510	(1,260)
EBITDAC	$152,689	$133,345	$253,000	$195,535
Acquisition-related expense	5,001	1,643	8,191	2,152
Acquisition related long-term incentive compensation	574	7,101	1,152	14,798
Restructuring and related expense	17,168	2,574	20,724	5,698
Amortization and expense related to discontinued prepaid incentives	1,588	1,760	3,222	3,542
Other non-operating loss (income)	108	(622)	(30)	6,898
Equity-based compensation	8,191	5,676	14,826	12,480
IPO related expenses	10,458	14,582	21,702	31,674
(Income) / loss from equity method investments in related party	(1,616)	16	(3,611)	558
Adjusted EBITDAC (1)	$194,161	$166,075	$319,176	$273,335
Net income margin	14.3%	14.3%	11.5%	10.0%
Adjusted EBITDAC margin	33.2%	33.8%	30.6%	31.1%
(1)
Adjustments made to Net income are described in definition of Adjusted EBITDAC in “Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted Net Income to Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2023	2022	2023	2022
Total revenue	$585,149	$491,292	$1,042,748	$878,182
Net income	$83,817	$70,120	$120,274	$88,196
Income tax expense	11,650	11,168	17,945	6,665
Amortization	24,368	26,233	49,553	52,896
Amortization of deferred debt issuance costs (1)	3,041	3,173	6,080	5,984
Change in contingent consideration	1,796	(251)	2,510	(1,260)
Acquisition-related expense	5,001	1,643	8,191	2,152
Acquisition related long-term incentive compensation	574	7,101	1,152	14,798
Restructuring and related expense	17,168	2,574	20,724	5,698
Amortization and expense related to discontinued prepaid incentives	1,588	1,760	3,222	3,542
Other non-operating loss (income)	108	(622)	(30)	6,898
Equity-based compensation	8,191	5,676	14,826	12,480
IPO related expenses	10,458	14,582	21,702	31,674
(Income) / loss from equity method investments in related party	(1,616)	16	(3,611)	558
Adjusted income before income taxes (2)	$166,144	$143,173	$262,538	$230,281
Adjusted tax expense (3)	(42,417)	(36,724)	(67,026)	(59,067)
Adjusted net income	$123,727	$106,449	$195,512	$171,214
Net income margin	14.3%	14.3%	11.5%	10.0%
Adjusted net income margin	21.1%	21.7%	18.7%	19.5%
(1)
Interest expense, net includes amortization of deferred debt issuance costs.
(2)
Adjustments made to Net income are described in definition of Adjusted EBITDAC in “Non-GAAP Financial Measures and Key Performance Indicators.”
(3)
The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of the LLC. For the three and six months ended June 30, 2023, this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.53% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC. For the three and six months ended June 30, 2022, this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.65% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Earnings per share of Class A common stock – diluted	$0.26	$0.22	$0.37	$0.28
Less: Net income attributed to dilutive shares and substantively vested RSUs (1)	(0.02)	(0.02)	(0.02)	(0.16)
Plus: Impact of all LLC Common Units Exchanged for Class A shares (2)	0.07	0.06	0.10	0.21
Plus: Adjustments to Adjusted net income (3)	0.15	0.14	0.28	0.32
Plus: Dilutive impact of unvested equity awards (4)	(0.01)	(0.01)	(0.01)	(0.02)
Adjusted diluted earnings per share	$0.45	$0.39	$0.72	$0.63

(Share count in '000)
Weighted-average shares of Class A common stock outstanding – diluted	123,846	120,205	123,685	264,417
Plus: Impact of all LLC Common Units Exchanged for Class A shares (2)	143,835	144,495	143,627	—
Plus: Dilutive impact of unvested equity awards (4)	4,252	5,090	4,546	5,386
Adjusted diluted earnings per share diluted share count	271,933	269,791	271,857	269,804
(1)
Adjustment removes the impact of Net income attributed to dilutive awards and substantively vested RSUs to arrive at Net income attributable to Ryan Specialty Holdings, Inc. For the three months ended June 30, 2023 and 2022, this removes $2.0 million and $1.9 million of Net income, respectively, on 123.8 million and 120.2 million weighted-average shares of Class A common stock outstanding - diluted, respectively. For the six months ended June 30, 2023 and 2022, this removes $3.0 million and $42.3 million of Net income, respectively, on 123.7 million and 264.4 million weighted-average shares of Class A common stock outstanding - diluted, respectively. See “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(2)
For comparability purposes, this calculation incorporates the Net income that would be outstanding if all LLC Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock. For the three months ended June 30, 2023 and 2022, this includes $53.7 million and $45.6 million of Net income, respectively, on 267.7 million and 264.7 million weighted-average shares of Class A common stock outstanding - diluted, respectively. For the six months ended June 30, 2023 and 2022, this includes $77.0 million and $56.8 million of Net income, respectively, on 267.3 million and 264.4 million weighted-average shares of Class A common stock outstanding - diluted, respectively. For the six months ended June 30, 2022, 144.0 million weighted average outstanding LLC Common Units were considered dilutive and included in the 264.4 million Weighted-average shares outstanding within Diluted EPS. See “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(3)
Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to Net income (loss) in “Adjusted Net Income and Adjusted Net Income Margin” on 267.7 million and 264.7 million weighted-average shares of Class A common stock outstanding - diluted for the three months ended June 30, 2023 and 2022, respectively, and on 267.3 million and 264.4 million shares of Class A common stock outstanding - diluted for the six months ended June 30, 2023 and 2022, respectively.
(4)
For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted EPS calculation disclosed in “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements. For the three months ended June 30, 2023 and 2022, 4.3 million and 5.1 million shares were added to the calculation, respectively, and for the six months ended June 30, 2023 and 2022, 4.5 million and 5.4 million shares were added to the calculation, respectively.